Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"ID GLOBAL SOLUTIONS CORPORATION", A DELAWARE CORPORATION,

WITH AND INTO "IIM GLOBAL CORPORATION" UNDER THE NAME OF "ID GLOBAL SOLUTIONS CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF OCTOBER, A.D. 2014, AT 2:11 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5041434 8100M

141271082

AUTHENTICATION: 1767770

DATE: 10-09-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:11 PM 10/08/2014
FILED 02:11 PM 10/08/2014
SRV 141271082 - 5041434 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ID GLOBAL SOLUTIONS CORPORATION

WITH AND INTO

IIM GLOBAL CORPORATION

Under Section 253 of the Delaware General Corporation Law

IIM Global Corporation, a Delaware corporation (the "**Surviving Corporation**"), hereby certifies as follows:

FIRST: The Board of Directors of the Surviving Corporation resolved to merge ID Global Solutions Corporation, a Delaware corporation (the "**Subsidiary Corporation**"), with and into the Surviving Corporation, and a copy of such resolutions adopted by the Board of Directors on October 6, 2014 is attached hereto as Exhibit A.

SECOND: The Subsidiary Corporation was incorporated under the laws of the State of Delaware on October 7, 2014 under the name "ID Global Solutions Corporation."

THIRD: The Surviving Corporation was incorporated under the laws of the State of Delaware on September 21, 2011 under the name "Silverwood Acquisition Corporation," which such name was subsequently changed to "IIM Global Corporation" on December 19, 2012.

FOURTH: Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to "ID Global Solutions Corporation."

FIFTH: The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation, are as follows:

Designation	Number
Common stock	1,000

Upon effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation's capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Dated: October 8, 2014

IIM Global Corporation

By: ____________________
Douglas Solomon,
Chief Executive Officer

EXHIBIT A

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
IIM GLOBAL CORPORATION

The undersigned, being all of the members of the Board of Directors of IIM Global Corporation, a Delaware corporation (the "**Corporation**"), hereby adopt the following resolutions by unanimous written consent pursuant to the provisions of Section 141 of the Delaware General Corporation Law.

WHEREAS, the Board of Directors deem it advisable and generally in the best interests of the Corporation to change the Corporation's name to "ID Global Solutions Corporation."

WHEREAS, pursuant to the provisions of Section 253 of the Delaware General Corporation Law, a Delaware corporation is permitted to merge with its subsidiary corporation without the consent of the parent corporation's stockholders and, upon such merger, to change the name of the parent corporation.

WHEREAS, the Board of Directors deem it advisable and in the best interests of the Corporation to utilize this procedure to effect the name change of the Corporation thereby eliminating the need to hold a special meeting of stockholders' which will serve to reduce the costs to the Corporation of the name change.

NOW, THEREFORE, BE IT RESOLVED, that the proper officers of the Corporation be and hereby are authorized and directed to form a new corporation under the laws of the State of Delaware named "ID Global Solutions Corporation" (the "**Subsidiary**"); and be it

FURTHER RESOLVED, that such Subsidiary shall have the authorized capital and other corporate provisions as the proper officers of the Corporation shall determine in their judgment based upon advice of counsel; and be it

FURTHER RESOLVED, that upon such formation, the proper officers of the Corporation shall cause the Subsidiary to be organized as a wholly-owned subsidiary of the Corporation; and be it

FURTHER RESOLVED, that such proper officers of the Corporation be and hereby are further authorized and directed to cause such documents to be prepared as are necessary and customary in the organization of a Delaware corporation and to execute those documents behalf of each of the Corporation and the Subsidiary; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be and hereby are authorized and directed to cause to be prepared and to execute and deliver on each of the Corporation's and the Subsidiary's behalf, as applicable, the Certificate of Ownership and Merger in the form attached hereto as Exhibit A and incorporated herein by such reference together with such documents as are necessary and customary to effect a merger between the Corporation and the Subsidiary, with the Corporation being the surviving entity but changing its name to "ID Global Solutions Corporation"; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be and herby are authorized and directed to take such additional acts or actions and to execute and deliver behalf such additional documents as they deem necessary and appropriate to consummate the resolutions herein adopted.

Dated: October 6, 2014

Douglas Solomon, Director

David S. Jones, Director

Thomas Szoke, Director

Andras Vago, Director

Haraldo Artmann, Director